Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Aemetis, Inc. of our report dated March 11, 2014, relating to our audits of the consolidated financial statements, included in the Annual Report on Form 10-K of Aemetis, Inc. for the year ended December 31, 2013.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey LLP
Des Moines, Iowa
July 3, 2014